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                                   EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

     GMAM ABSOLUTE RETURN STRATEGY FUND I, a series of GMAM ABSOLUTE RETURN
                              STRATEGIES FUND, LLC
                   Tendered Pursuant to the Offer to Purchase
                            Dated September 1, 2011

                             THE OFFER WILL EXPIRE
                   AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                   RECEIVED BY BNY MELLON ASSET SERVICING BY
              12:00 MIDNIGHT, EASTERN TIME, ON SEPTEMBER 30, 2011,
                         UNLESS THE OFFER IS EXTENDED.

               Complete This Notice of Withdrawal And Return To:

                   GMAM Absolute Return Strategies Fund, LLC
                         c/o BNY Mellon Asset Servicing
                       P.O. Box 220, Claymont, DE  19703
               Attention:  Tender Offer Administrator - GMAM ARS
                    Phone:  (888) 697-9661 or (866) 306-0232
     Fax:(302) 791-2790 Attention: Tender Offer Administrator - GMAM ARS

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Ladies and Gentlemen:

   The undersigned wishes to withdraw the tender of its outstanding units of interest in GMAM Absolute Return Strategy Fund I, a series of GMAM Absolute Return Strategies Fund, LLC (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the
undersigned in a Letter of Transmittal dated                 .
                                            -----------------

     Such  tender  was  in  the  amount  of:

         [ ]   The undersigned's entire outstanding units of interest.

         [ ] A portion of the undersigned's outstanding units of interest expressed as a specific dollar value.

               $
                 --------------------------

   The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.
SIGNATURE(S):

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
FOR INDIVIDUAL INVESTORS                            FOR OTHER INVESTORS:
AND JOINT TENANTS:

--------------------------------------------        ---------------------------------------
Signature                                           Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)

--------------------------------------------        ---------------------------------------
Print Name of Investor                              Signature
                                                    (SIGNATURE OF OWNER(S) EXACTLY
                                                    AS APPEARED ON SUBSCRIPTION AGREEMENT)

--------------------------------------------        ---------------------------------------
Joint Tenant Signature if necessary                 Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION AGREEMENT)

--------------------------------------------        ---------------------------------------
Print Name of Joint Tenant                          Co-signatory if necessary (SIGNATURE
                                                    OF OWNER(S) EXACTLY AS APPEARED
                                                    ON SUBSCRIPTION AGREEMENT)

                                                    ---------------------------------------
                                                    Print Name and Title of Co-signatory

Date:
      ------------------------
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